  Exhibit 99.1

LOOP INDUSTRIES REPORTS THIRD QUARTER CONSOLIDATED FINANCIAL RESULTS OF FISCAL 2020 AND PROVIDES UPDATES ON BUSINESS DEVELOPMENTS

MONTREAL, January 9, 2020 (ACCESSWIRE) - Loop Industries, Inc. (NASDAQ: LOOP) (the “Company” or “Loop”), a leading sustainable plastics technology innovator, today announced its consolidated financial results for the third quarter ended November 30, 2019 of its 2020 fiscal year, and provided an update on its continuing progress in implementing its business plan.

“Our focus this quarter has been on executing the engineering work for the Spartanburg facility and further developing our technology.” said Daniel Solomita, Loop’s Founder & Chief Executive Officer.

“We also rebranded our Waste to Resin (“WtRTM”) greenfield facilities solution to Infinite LoopTM. Infinite LoopTM is our fully integrated and reimagined manufacturing facility for sustainable Loop™ PET plastic resin and polyester fiber. We are continuing to develop the engineering of the Infinite LoopTM platform and we have increased our efforts on the development of Infinite LoopTM projects, in Europe and in North America.”

Results of Operations

The following tables summarize our operating results for the three-month period ended November 30, 2019 and 2018, in U.S. Dollars.

	Three Months Ended November 30
	2019	2018	$ Change
Revenues	$-	$-	$-

Operating expenses
Research and development
Stock-based compensation	311,353	249,548	61,805
Other research and development	966,819	542,563	424,256
Total research and development	1,278,172	792,111	486,061

General and administrative
Stock-based compensation	565,440	721,358	(155,918)
Other general and administrative	1,260,373	1,250,489	9,884
Total general and administrative	1,825,813	1,971,847	(146,034)

Depreciation and amortization	219,628	155,053	64,575
Interest and other finance costs	693,027	14,883	678,144
Interest income	(171,274)	-	(171,274)
Foreign exchange (gain) loss	5,533	(20,132)	25,665
Total operating expenses	3,850,899	2,913,762	937,137
Net loss	(3,850,899)	(2,913,762)	(937,137)

Third Quarter Ended November 30, 2019

Following the decision of the joint venture with Indorama Ventures Holdings LP to double the capacity of the Spartanburg plant due to customer demand to 40,000 metric tons per year, as disclosed in our 10-Q for the period ended August 31, 2019, we identified a number of enhancements to the plant design to improve  the operability and lower the total construction cost of the plant.  The additional engineering is underway and management anticipates it will be completed by the end of this calendar quarter and as a result, the commissioning of the facility is anticipated to occur in the third quarter of the calendar year 2021.

The net loss for the three-month period ended November 30, 2019 increased $0.94 million to $3.85 million, as compared to the net loss for the three-month period ended November 30, 2018 which was $2.91 million. The increase of $0.94 million is primarily attributable to an increase in interest and other finance costs of $0.68 million, an increase in research and development expenses of $0.49 million, an increase in depreciation and amortization expenses of $0.06 million and an increase in foreign exchange loss of $0.03 million, partially offset by lower general and administrative expenses of $0.15 million, and by an increase in interest income of $0.17 million.

Research and development expenses for the three-month period ended November 30, 2019 amounted to $1.28 million compared to $0.79 million for the three-month period ended November 30, 2018, representing an increase of $0.49 million, or representing an increase of $0.42 million excluding stock-based compensation. The increase of $0.42 million was primarily attributable to by higher employee compensation costs of $0.38, by higher purchases and freight costs of $0.08 million, by higher facilities costs of $0.02, by higher equipment rental costs of $0.02 and by higher license fees of $0.03 million, offset by lower legal and professional fees of $0.07 million and by higher research and development tax credits of $0.06 million. The increase in non-cash stock-based compensation expense of $0.06 million is mainly attributable to the timing of stock awards provided to certain employees.

General and administrative expenses for the three-month period ended November 30, 2019 amounted to $1.83 million compared to $1.97 million for the three-month period ended November 30, 2018, representing a decrease of $0.14 million, or an increase of $0.01 million excluding stock-based compensation. The increase of $0.01 million was mainly attributable to higher employee compensation costs of $0.15 million and by higher commercial insurance expenses of $0.08 million, offset by lower legal and professional fees of $0.20 million. Stock-based compensation expense for the three-month period ended November 30, 2019 amounted to $0.57 million compared to $0.72 million for the three-month period ended November 30, 2018, representing a decrease of $0.15 million, which was mainly attributable to lower stock awards provided to executives.

Depreciation and amortization for the three-month period ended November 30, 2019 totaled $0.22 million compared to $0.16 million for the three-month period ended November 30, 2018, representing an increase of $0.06 million. This increase is mainly attributable to the addition of fixed assets at the Company’s pilot plant and corporate offices.

Interest and other finance costs for the three-month period ended November 30, 2019 totaled $0.69 million compared to $0.01 million the three-month period ended November 30, 2018, representing an increase of $0.68 million. The increase is mainly attributable to an increase in accretion expense of $0.55 million, an increase in interest expense of $0.10 million and by an increase in amortization of deferred financing costs of $0.02 million.

Nine Months Ended November 30, 2019

The following table summarizes our operating results for the nine-month periods ended November 30, 2019 and 2018, in U.S. Dollars.

	Nine Months Ended November 30
	2019	2018	$ Change
Revenues	$-	$-	$-

Operating expenses
Research and development
Stock-based compensation	941,142	910,004	31,138
Other research and development	2,305,104	2,014,479	290,625
Total research and development	3,246,246	2,924,483	321,763

General and administrative
Stock-based compensation	1,669,669	2,252,041	(582,372)
Other general and administrative	3,777,387	4,469,755	(692,368)
Total general and administrative	5,447,056	6,721,796	(1,274,740)

Depreciation and amortization	585,367	366,710	218,657
Interest and other finance costs	1,817,091	41,117	1,775,974
Interest income	(363,565)	-	(363,565)
Foreign exchange (gain) loss	15,297	(72,404)	87,701
Total operating expenses	10,747,492	9,981,702	765,790
Net loss	(10,747,492)	(9,981,702)	(765,790)

The net loss for the nine-month period ended November 30, 2019 increased by $0.77 million to $10.75 million, as compared to the net loss for the nine-month period ended November 30, 2018 which was $9.98 million. The increase of $0.77 million is primarily due to an increase in interest and other finance costs of $1.77 million, an increase in research and development expenses of $0.32 million, , an increase in depreciation and amortization of $0.22 million and an increase in the foreign exchange loss of $0.09 million, partially offset by lower general and administrative expenses of $1.27 million and an increase in interest income of $0.36 million.

Research and development expenses for the nine-month period ended November 30, 2019 amounted to $3.24 million compared to $2.92 million for the nine-month period ended November 30, 2018, representing an increase of $0.32 million, or representing an increase of $0.29 million excluding stock-based compensation. The increase of $0.29 million was primarily attributable to higher employee compensation costs of $0.55 million, by higher facilities costs of $0.04 million, by higher purchases and freight costs of $0.07, by higher license fees of $0.03 million, by higher repairs and maintenance costs of $0.02 million, and by higher meals, travel and entertainment expenses of $0.04 million, offset by lower legal and professional fees of $0.36 million and by higher research and development tax credits of $0.16 million. The decrease in non-cash stock-based compensation expense of $0.03 million is mainly attributable to the timing of stock awards provided to certain employees.

General and administrative expenses for the nine-month period ended November 30, 2019 amounted to $5.45 million compared to $6.72 million for the nine-month period ended November 30, 2018, representing a decrease of $1.27 million, or a decrease of $0.69 million excluding stock-based compensation. The decrease of $0.69 million was mainly attributable to lower legal and professional fees of $1.36 million, offset by higher employee compensation costs of $0.50 million and by higher commercial insurance expenses totaling $0.17 million. Stock-based compensation expense for the nine-month period ended November 30, 2019 amounted to $1.67 million compared to $2.25 million for the nine-month period ended November 30, 2018, representing a decrease of $0.58 million, which was mainly attributable lower stock awards provided to executives.

Depreciation and amortization for the nine-month period ended November 30, 2019 totaled $0.59 million compared to $0.37 million for the nine-month period ended November 30, 2018, representing an increase of $0.22 million. This increase is mainly attributable to the addition of fixed assets at the Company’s pilot plant and corporate offices.

Interest and other finance costs for the nine-month period ended November 30, 2019 totaled $1.82 million compared to $0.04 million the nine-month period ended November 30, 2018, representing an increase of $1.78 million. The increase is mainly attributable to an increase in accretion expense of $1.58 million, an increase in interest expense of $0.31 million and by an increase in amortization of deferred financing costs of $0.09 million, offset by a gain on conversion of the November 2018 Notes of $0.23 million.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity

Loop is a development stage company with no revenues, and our ongoing operations are being financed by raising new equity and debt capital. To date, we have been successful in raising capital to finance our ongoing operations, reflecting the potential for commercializing our branded resin and the progress made to date in implementing our business plans.

As at November 30, 2019, the Company had cash on hand of $35.5 million. On May 29, 2019, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with Northern Private Capital Fund I Limited Partnership (“Northern Capital”) pursuant to which the Company has issued to Northern Capital in a registered direct offering (“Offering”) an aggregate of 4,093,567 shares of the Company’s common stock at a per share purchase price of $8.55 per share, for aggregate net proceeds of approximately $34.6 million, after deducting offering expenses payable by the Company of approximately $400,000. Concurrently with the Offering and pursuant to the Purchase Agreement, the Company issued to Northern Capital options to purchase up to an additional 4,093,567 shares of the Company’s common stock at an exercise price of $11.00 per share, which vested on December 15, 2019, and are exercisable for three years following the closing date of the Offering and which would result in further total net proceeds of approximately $45 million. The proceeds from the Offering will be used to finance the start-up of its joint venture commercial operations, which is estimated to be between $15,000,000 and $20,000,000, and further fund the development of its technology and new technologies and its ongoing pre-revenue operations.

On February 27, 2019, Loop Industries, Inc. entered into a Securities Purchase Agreement with a single institutional investor, pursuant to which the Company agreed to issue and sell to the Purchaser, in a registered direct offering (“Offering”), an aggregate of 600,000 shares (“Shares”) of the Company’s common stock at a per share purchase price of $8.55 per share, for aggregate net proceeds of approximately $4.2 million, after deducting placement agent fees and estimated offering expenses payable by the Company of approximately $0.9 million. The Offering closed on March 1, 2019. The Company intends to use the net proceeds from the Offering for general corporate purposes and working capital.

As at November 30, 2019, we have a long-term debt obligation to a Canadian bank in connection with the purchase, in Fiscal 2018, of the land and building where our pilot plant and corporate offices are located, at 480 Fernand-Poitras, Terrebonne, Québec, Canada J6Y 1Y4. On January 24, 2018, the Company obtained a CDN$1,400,000 20-year term instalment loan (the “Loan”), from a Canadian bank. The Loan bears interest at the bank’s Canadian prime rate plus 1.5%. By agreement, the Loan is repayable in monthly payments of CDN $5,833 plus interest, until January 2021, at which time it will be subject be renewal. It includes an option allowing for the prepayment of the Loan without penalty.
On July 24, 2019, the Company executed an agreement with Investissement Quebec providing it with a financing from which we can draw a total equal to 63.45% of all eligible expenses incurred for the expansion of our Pilot Plant up to a maximum CDN$4,600,000. There is a 36-month moratorium on both capital and interest repayments beginning as of the first disbursement date. At the end of the 36-month moratorium, capital and interest will be repayable in 84 monthly installments. The loan will bear interest at 2.36%. The Company has also agreed to issue to Investissement Quebec warrants convertible into common shares in an amount equal to 10% of each disbursement up to a maximum aggregate amount of CDN$460,000. The warrants will be issued at a price per share equal to the higher of (i) $11.00 per share and (ii) the ten-day weighted average closing price of Loop Industries’ shares of Common Stock on the Nasdaq stock market for the 10 days prior to the issue of the warrants. The warrants can be exercised immediately upon grant and will have a term of three years from the date of issuance. The loan can be repaid at any time by the Company without penalty. No disbursements have yet been made under the agreement.

Flow of Funds

Summary of Cash Flows

A summary of cash flows for the nine-month period ended November 30, 2019 and 2018 was as follows:

	Nine Months Ended November 30
	2019	2018
Net cash used in operating activities	$(6,819,748)	$(5,455,317)
Net cash used in investing activities	(2,592,921)	(1,523,353)
Net cash provided from (used in) financing activities	39,127,875	2,510,529
Effect of exchange rate changes on cash and cash equivalents	(57,105)	(53,314)
Net increase (decrease) in cash and cash equivalents	$29,658,101	$(4,521,455)

Net Cash Used in Operating Activities
During the nine months ended November 30, 2019, we used $6.8 million in operations compared to $5.5 million during the nine months ended November 30, 2018. The Company continued to invest in research and development on its existing technologies and new technologies, particularly on the evolution of its GEN II technology as the Company moves to the next phase of commercialization.

Net Cash Used in Investing Activities

During the nine months ended November 30, 2019, the Company made investments of $1.7 million in property, plant and equipment as compared to $1.4 million for the nine months ended November 30, 2018, primarily in connection with the upgrade of its GEN II industrial pilot plant.

During the nine months ended November 30, 2019, the Company made investments in intangible assets of $0.09 million as compared to $0.09 million for the nine months ended November 30, 2018, particularly in its GEN II patent technology in the United States and around the world.

During the nine months ended November 30, 2019, the Company also made its initial contribution of $850,000 to Indorama Loop Technologies, LLC, the joint venture with Indorama Ventures Holdings LP, USA.

Net Cash Provided from Financing Activities

During the nine months ended November 30, 2019, we raised net proceeds of $39.2 million through the sale of common stock.

As at November 30, 2019, the Company was in compliance with its financial covenants.

Off-Balance Sheet Arrangements

As at November 30, 2019, we did not have any off-balance sheet arrangements as defined in the rules and regulations of the SEC.

As at November 30, 2019, we did not have any significant lease obligations to third parties.

Loop Industries, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in United States dollars)

	Three Months Ended November 30		Nine Months Ended November 30
	2019	2018	2019	2018

Revenue	$-	$-	$-	$-

Expenses -
Research and development, net	1,278,172	792,111	3,246,246	2,924,483
General and administrative	1,825,813	1,971,847	5,447,056	6,721,796
Depreciation and amortization	219,628	155,053	585,367	366,710
Interest and other finance costs	693,027	14,883	1,817,091	41,117
Interest income	(171,274)	-	(363,565)	-
Foreign exchange loss (gain)	5,533	(20,132)	15,297	(72,404)
Total expenses	3,850,899	2,913,762	10,747,492	9,981,702

Net Loss	(3,850,899)	(2,913,762)	(10,747,492)	(9,981,702)

Other comprehensive loss
Foreign currency translation adjustment	7,552	(91,249)	(30,133)	(202,838)
Comprehensive Loss	$(3,843,347)	$(3,005,011)	$(10,777,625)	$(10,184,540)

Loss per share
- Basic and Diluted	$(0.10)	$(0.09)	$(0.29)	$(0.30)

Weighted average common shares outstanding
- Basic and Diluted	39,133,627	33,805,706	37,404,165	33,792,293

Loop Industries, Inc.
Condensed Consolidated Balance Sheets
(in United States dollars)

	November 30, 2019	February 28, 2019

Assets
Current assets
Cash and cash equivalents	$35,491,491	$5,833,390
Sales tax, tax credits and other receivables	631,436	599,000
Prepaid expenses	173,153	226,521
Total current assets	36,296,080	6,658,911
Investment in joint venture	850,000	-
Property, plant and equipment, net	6,495,389	5,371,263
Intangible assets, net	206,831	127,672
Total assets	$43,848,300	$12,157,846

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$1,648,165	$2,670,233
Convertible notes	4,926,734	5,636,172
Warrants	-	219,531
Current portion of long-term debt	52,675	53,155
Total current liabilities	6,627,574	8,579,091
Long-term debt	904,257	952,363
Total liabilities	7,531,831	9,531,454

Stockholders' Equity
Series A Preferred stock, par value $0.0001; 25,000,000 shares authorized; one share issued and outstanding	-	-
Common stock, par value $0.0001: 250,000,000 shares authorized; 39,232,528 shares issued and outstanding (February 28, 2019 – 33, 805,706)	3,923	3,381
Additional paid-in capital	75,290,970	38,966,208
Additional paid-in capital – Warrants	9,700,102	757,704
Additional paid-in capital – Beneficial conversion feature	1,200,915	1,200,915
Common stock issuable, 1,000,000 shares	-	800,000
Accumulated deficit	(49,559,084)	(38,811,592)
Accumulated other comprehensive loss	(320,357)	(290,224)
Total stockholders' equity	36,316,469	2,626,392
Total liabilities and stockholders' equity	$43,848,300	$12,157,846

Loop Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in United States dollars)

	Nine Months Ended November 30
	2019	2018
Cash Flows from Operating Activities
Net loss	$(10,747,492)	$(9,981,702)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	585,366	366,710
Stock-based compensation expense	2,610,811	3,162,045
Accrued interest	313,433	-
Loss on revaluation of warrants	8,483	-
Debt accretion	1,584,977	-
Deferred financing costs	86,212	-
Gain on conversion of convertible notes	(232,565)	-
Loss on revaluation of foreign exchange contracts	10,881	-
Changes in operating assets and liabilities:
Sales tax, tax credits and other receivables	(37,536)	67,606
Prepaid expenses	52,649	446,770
Accounts payable and accrued liabilities	(1,054,967)	483,254
Net cash used in operating activities	(6,819,748)	(5,455,317)

Cash Flows from Investing Activities
Investment in joint venture	(850,000)	-
Additions to property, plant and equipment	(1,647,433)	(1,428,174)
Additions to intangible assets	(95,488)	(95,179)
Net cash used in investing activities	(2,592,921)	(1,523,353)

Cash Flows from Financing Activities
Proceeds from sale of common shares	40,273,751	-
Share issuance costs	(1,106,370)	-
Proceeds from issuance of convertible debt	-	2,450,000
Convertible debt subscriptions	-	100,000
Repayment of long-term debt	(39,506)	(39,471)
Net cash provided from (used in) financing activities	39,127,875	2,510,529

Effect of exchange rate changes	(57,105)	(53,314)
Net change in cash and cash equivalents	29,658,101	(4,521,455)
Cash and cash equivalents, beginning of period	5,833,390	8,149,713
Cash and cash equivalents, end of period	$35,491,491	$3,628,258

Supplemental Disclosure of Cash Flow Information:
Income tax paid	$-	$-
Interest paid	$45,668	$41,117
Interest received	$363,565	$325

About Loop
Loop is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin and polyester fiber suitable for use in food-grade packaging, thus enabling our customers to meet their sustainability objectives. Loop is contributing to the global movement toward a circular economy by raising awareness about the importance of preventing and recovering waste plastic from the environment to ensure plastic stays in the economy for a more sustainable future for all.

Common shares of the Company are listed on the Nasdaq Global Market under the symbol “LOOP.”
For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements
This news release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding, (vi) building our manufacturing facility, (vii) our ability to sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) adverse effects on the Company’s business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise, and (x) other factors discussed in our subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in our filings with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Investors:

Nelson Gentiletti
Loop Industries, Inc.
+1 (450) 951 8555 ext. 223
ngentiletti@loopindustries.com

Media Inquiries:

Stephanie Corrente

Loop Industries, Inc.

+1 (450) 951-8555 ext. 226

scorrente@loopindustries.com